Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-260158) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, and 2018 Stock Plan of Theseus Pharmaceuticals, Inc., and
(2)	Registration Statement (Form S-3 No. 333-268125) of Theseus Pharmaceuticals, Inc.;

of our report dated March 9, 2023, with respect to the consolidated financial statements of Theseus Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 9, 2023